Exhibit 4.1

Execution Version

SECOND Supplemental Indenture

by and among

PROTALIX BIOTHERAPEUTICS, INC., as Issuer,

AND EACH OF THE GUARANTORS PARTY HERETO,

and

The Bank of New York Mellon Trust CoMPANY, N.A., as Trustee,

dated as of November 27, 2017

to the Indenture, dated as of December 7, 2016,

as supplemented by the First Supplemental Indenture, dated as of July 24, 2017 relating to 7.50% Senior Secured Convertible Notes due 2021

SECOND Supplemental Indenture

SECOND SUPPLEMENTAL INDENTURE, dated as of November 27, 2017 (this “Second Supplemental Indenture”), by and among PROTALIX BIOTHERAPEUTICS, INC., a Delaware corporation (the “Company”), as issuer, the Guarantors party hereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee, registrar, paying agent and conversion agent, under an Indenture, dated as of December 7, 2016, by and among the Company, each of the guarantors party thereto, Wilmington Savings Fund Society, FSB, as collateral agent, and the Trustee (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated July 24, 2017 (the “First Supplemental Indenture”). All capitalized terms used in this Second Supplemental Indenture and not otherwise defined herein have the meanings given to the terms in the Base Indenture and the First Supplemental Indenture.

WHEREAS, on December 7, 2016, the Company duly authorized the creation of an issue of $62,686,000 aggregate principal amount of the Company’s 7.50% Senior Secured Convertible Notes due 2021 (the “Notes”) pursuant to the Base Indenture;

WHEREAS, on July 24, 2017, the Company entered into a note purchase agreement relating to the issuance and sale by the Company of Additional Notes in the aggregate principal amount of $10,000,000, and for that purpose, entered into the First Supplemental Indenture;

WHEREAS, Sections 9.02, 9.03, 9.04 and 9.05 of the Base Indenture provide that the Company may enter into this Supplemental Indenture;

WHEREAS, the Company and the Guarantors desire to amend Section 10.07 of the Base Indenture as set forth in Section 1.1 below;

WHEREAS, the Trustee is authorized to execute and deliver this Second Supplemental Indenture;

WHEREAS, the Company and the Guarantors have requested and hereby request that the Trustee join with the Company and the Guarantors in the execution and delivery of this Second Supplemental Indenture and the Company and the Guarantors have provided the Trustee with (a) Board Resolutions authorizing the execution of and approving this Second Supplemental Indenture. (b) pursuant to Section 1.04 of the Base Indenture, Acts of Holders evidencing the written consent of the Holders of at least a majority of the aggregate principal amount of the Notes outstanding to the execution and delivery of this Second Supplemental Indenture and (c) an Officers’ Certificate and an Opinion of Counsel stating that this Second Supplemental Indenture is authorized and permitted under the Indenture and the other Note Documents; and

WHEREAS, all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms have been performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree as follows:

SECTION 1.1	Amendment to Indenture.

The Indenture is hereby amended pursuant to Section 9.02 of the Base Indenture by replacing Section 10.07 of the Base Indenture in its entirety with the following:

“Shares to Be Fully Paid. The Company shall at all times provide, free from preemptive rights, out of its authorized, unreserved (for other issuances) and unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes and settlement of the Make-Whole Obligation (assuming (w) all outstanding Notes would be converted by a single Holder, (x) Physical Settlement were applicable to the conversion of the Notes and settlement of the Make-Whole Obligation, (y) no Additional Shares were added to the Conversion Rate pursuant to Section 10.04 and (z) settlement of the Make-Whole Obligation were to require delivery of the maximum number of shares of Common Stock that may be deliverable upon Physical Settlement of the Make-Whole Obligation, assuming calculation of the Make-Whole Premium using a discount rate of 0% and a Conversion Make-Whole Share Price equal to 150% of the then-current Conversion Price). The Company shall settle any Conversion Obligation and Make-Whole Obligation by Cash Settlement if the number of shares of Common Stock deliverable upon settlement thereof under Physical Settlement would exceed the Company’s authorized, unreserved (for other issuances) and unissued shares or shares held in treasury.”

SECTION 1.2	Ratification of Indenture.

(a)           The Base Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

(b)           Each party hereto hereby acknowledges and agrees that before and after giving effect to this Second Supplemental Indenture all terms, conditions, provisions and covenants in the Security Documents shall remain unaltered and in full force and effect, except as expressly modified or waived hereby. Each party hereto hereby confirms and agrees that to the extent any Security Document purports to grant, assign or pledge to the Collateral Agent or any other Person a security interest or Lien on any Collateral as security for the obligations secured by the Security Documents, such grant, assignment or pledge is hereby ratified and confirmed in all respects.

SECTION 1.3	Governing Law.

This Second Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with laws of said State.

SECTION 1.4	Separability.

In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Notes shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Notes, but this Second Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 1.5	Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 1.6        Effect of Headings. The Section headings in this Second Supplemental Indenture are for convenience only and shall not affect the construction hereof.

SECTION 1.7        Responsibility for Recitals, Etc. The recitals and statements in this Second Supplemental Indenture shall be taken as the statements of the Company, and the Trustee and the Holders party hereto assume no responsibility for the correctness thereof. The Trustee and the Holders party hereto make no representations as to the validity, adequacy or sufficiency of this Second Supplemental Indenture.

SECTION 1.8        TIA Controls. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Second Supplemental Indenture by the TIA, the provision required by the TIA shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their authorized respective officers as of the day and year first above written.

Date: December 1, 2017	PROTALIX BIOTHERAPEUTICS, INC., as Issuer

	By:	Yossi Maimon
		Name:	Yossi Maimon
		Title:	CFO

Date: December 1, 2017	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

	By:	R. Tarnas
		Name:	R. Tarnas
		Title:	Vice President

PROTALIX LTD., as Guarantor

By:	Yossi Maimon
	Name:	Yossi Maimon
	Title:	CFO

PROTALIX B.V., as Guarantor

By:	Yossi Maimon
	Name:	Yossi Maimon
	Title:	CFO